                                                                    EXHIBIT 99.2
                                   TERM SHEET

                               G & L REALTY CORP.

     The purpose of this term sheet is to outline in general terms a transaction proposed by Daniel M. Gottlieb and Steven D. Lebowitz (collectively, "DGSL") to acquire all the outstanding shares of common stock, par value $.01, of G & L Realty Corp. (the "Company") not owned by them.

     Objective:  The objective of DGSL is to cash out the public holders of
     ---------
common stock, following which DGSL will be the only common stockholders of the Company. It is also the desire of DGSL to receive cash for a portion of their shares of the Company, units of the Partnership or a combination of both. In addition, DGSL intend to make a cash tender offer for up to approximately 20% of the preferred stock of the Company and the balance of the preferred stock will remain outstanding following the transaction.

     Structure:  The proposed structure involves the following steps:
     ---------

          1. DGSL will form a Maryland limited liability company ("LLC A") and a Delaware limited liability company ("LLC B"), the sole member of which will be LLC A.

          2. LLC B will borrow up to approximately $35 million, of which approximately $21.6 million will be used to fund the aggregate purchase price to the public common stockholders and related costs, approximately $4.4 million will be used to pay DGSL for some of their shares in the Company, their units in G & L Realty Partnership, L.P. (the "Partnership") or a combination of both under paragraphs 4 and 5 below and up to $9 million will be loaned to DGSL to fund their purchase of preferred stock through a tender offer (to be evidenced by a note for the amount loaned plus 3 points).

          3. LLC B will distribute to LLC A the funds necessary to pay the aggregate purchase price to the public common stockholders and related costs, the amount to be paid to DGSL for a portion of their shares and up to $9 million to be loaned by LLC A to DGSL for the purchase of preferred stock..

          4. LLC A will merge into the Company and the shares held by the public common stockholders will be converted into the right to receive cash in the amount of the purchase price. DGSL may receive cash for a portion of their shares at the same purchase price.

          5. LLC B will merge into the Partnership, and the Partnership will succeed to LLC B's indebtedness and the Partnership's assets will, to the extent permitted, secure that indebtedness. DGSL may receive cash for a portion of their units at the per share purchase price.

          6. The Partnership will spin off its non-MOB assets into a new partnership. This step may occur earlier in the process, depending largely on the views of the financing source.

          7. The Company will use its reasonable commercial efforts with respect to any exercise of DGSL's current conversion rights in the Partnership, so as to facilitate their tax and estate planning concerns, provided that it does not result in additional expense to the Company.

          8. The Company will exchange an interest in the 435 Roxbury property for Partnership units held by Reese Milner and his affiliates, and his remaining Partnership units will entitle him on conversion to no more than 5% of the common stock of the Company.

     Price:  The purchase price for the common stock will be $11.25 per share,
     -----
subject to the provision titled "Expenses" below.

     Options:  Each outstanding option, whether or not fully vested, will be
     -------
converted into the right to receive an amount of cash equal to the product of the number of shares subject to the option and the excess, if any, of the purchase price over the exercise price of the option; provided, however, that the options held by DGSL will become fully exercisable, whether or not fully vested, upon the execution of the definitive agreements.

     Representations and Warranties:  The definitive merger agreements will
     ------------------------------
contain representations and warranties of the parties customary for transactions of this type. The representations and warranties will not survive the closing.

     Standstill Provisions:  For a period of eighteen months, DGSL will not
     ---------------------
acquire any additional shares of the Company's common stock without the approval of the Special Committee of the Board of Directors, other than through the exercise of existing options and/or conversion rights with respect to Partnership units; provided, however, that the foregoing provision will not be applicable in the event that any third party makes any tender offer or proposal for the acquisition or change of control of the Company, other than a tender offer or proposal which has received the recommendation of the Board of Directors of the Company. For a period of eighteen months, the Company will not issue (a) any additional shares of the Company's common stock, or (b) any debt or equity securities or other rights convertible into or exchangeable for such common stock, or (c) any new class of debt or equity security having voting rights other than those that would typically be enjoyed by the holders of a publicly traded class of plain vanilla preferred stock; provided, however, that this provision will not be interpreted to prevent the Company from issuing, in the ordinary course, employee and/or director stock options.

     Option Out:  The Company will have the right to provide confidential
     ----------
information to G. Realco LLC, Trans Healthcare Inc. and Lillibridge Health Trust, each of which has to date expressed interest in discussing a transaction with the Company (the "Existing Interested Parties"); provided that such third parties enter into reasonable and appropriate confidentiality and standstill agreements. In the event that the Company receives an offer, whether from the

Existing Interested Parties or any other third parties, which the Special Committee or the Board determines that it is obligated, in the exercise of its duties, to present and recommend to the stockholders of the Company for their consideration, the Company will be entitled to do so. In such event, the offer of DGSL will immediately and automatically terminate, and DGSL will have no further obligation to the Company with respect to the transactions contemplated by this term sheet, other than their obligations under the standstill provisions described above. Upon such termination, the Company will immediately reimburse DGSL for their expenses with respect to the transactions contemplated by this term sheet (except to the extent such expenses had been previously advanced to DGSL as provided below under "Expenses"), including, without limitation, any and all fees and expenses of accountants, financial advisors, attorneys and consultants engaged by them or their affiliates or by any persons or entities proposing to provide financing, as well as points, fees and/or cost reimbursements paid or owed to DGSL's financing source. In addition, the Company will immediately pay to DGSL a termination fee equal to $750,000. Upon the cost reimbursement and payment of the termination fee, the Company will have no further obligation to DGSL with respect to the transactions contemplated by this term sheet, other than its obligations under the standstill provisions described above.

     Preferred Stock:  Simultaneously with the solicitation of proxies with
     ---------------
respect to the merger, DGSL intends to make a cash tender offer for approximately 20% of the Company's outstanding preferred stock, both Series A and B, at market. The tender offer will close simultaneously with, and be subject to the closing of, the merger.

     DGSL agree that they will apply the dividends paid on any preferred stock purchased by them in the tender first to interest on any personal loans secured by the preferred stock and next to their loan from LLC A.

     Additional Covenants:  The pre-closing covenants of the parties will
     --------------------
include the following:

          1. DGSL shall execute a commitment letter with GMAC Commercial Mortgage Corporation substantially in the form delivered to the Special Committee of the Board of Directors of the Company simultaneously with the execution of this term sheet, as the same may be modified to conform to this term sheet.

          2. The Company will not initiate, solicit or encourage any acquisition proposal, or provide any confidential information to any party, except as permitted by the provision titled "Option Out."

          3. The Company will conduct its business in the normal course and continue to make distributions to holders of its common and preferred stock in amounts no more than and on the same basis as the last quarter, in the case of common stock, or month, in the case of preferred stock.

          4. The Company will as soon as practicable after execution of definitive merger agreements call and convene a meeting of holders of common stock to obtain approval of the merger. Subject to the "option out" provisions described above, the board of directors will recommend approval of the merger.

          5. The Company and the Partnership will cooperate with DGSL in connection with the proposed financing of the transaction.

          6. The Company will not settle any stockholder claims without the consent of DGSL.

          7. Such other covenants as are customary for transactions of this type.

     Conditions:  The conditions to the transaction will include the following:
     ----------

          1. The execution of definitive agreements with representations, warranties, covenants, conditions and other terms as are customary for transactions of this type.

          2. The definitive agreement and merger of LLC A with and into the Company shall have been approved by a vote of holders of (a) a majority of the common shares entitled to vote and (b) a majority of the common shares voting on the transaction not held by DGSL.

          3. The Board of Directors shall have received a fairness opinion of Houlihan Lokey Howard & Zukin, its financial advisor, and such opinion shall not have been withdrawn or materially and adversely modified.

          4. DGSL shall have obtained the financing necessary to consummate the transaction on terms satisfactory to them.

          5. The receipt of consents of third parties required under any material contracts of the Company or its subsidiaries.

          6. The satisfaction of all applicable regulatory and governmental requirements and approvals.

          7. The current guarantee by the Company to Tokai Bank will be extinguished.

          8. The satisfaction of such other conditions as are customary for transactions of this type.

     Termination:  The definitive agreements may be terminated and the mergers
     -----------
abandoned by mutual consent, if the closing shall not have taken place by a date to be agreed upon or in the event of a material adverse change in the Company's financial condition, results of operations, assets, etc. or proceedings restraining or prohibiting the merger. Subject to cost reimbursement and payment of the termination fee described above, DGSL may terminate the definitive agreements if the board of directors withdraws or modifies in an adverse manner its approval or recommendation of the transaction, another acquisition proposal is accepted or the meeting of holders of common shares is not held for certain specified reasons. The Company may terminate if the board of directors exercises its option out or the requisite vote of stockholders is not obtained.

     Expenses:  The Company agrees to pay or reimburse DGSL for up to $400,000
     --------
of their expenses from and after the date of this term sheet with respect to the transaction contemplated hereby, including, without limitation, any and all fees and expenses of accountants, financial advisors, attorneys and consultants engaged by them or their affiliates or by any persons or entities proposing to provide financing, as well as points, fees and/or cost reimbursements paid or owed to their financing sources. Such payments or reimbursement by the Company shall be nonrefundable, except that DGSL will refund such amounts in the event they materially breach their obligations under this term sheet (to the extent made legally binding) or under the definitive agreements. If the out-of-pocket costs incurred by the Company and the Special Committee for outside advisors (for example, legal and financial costs other than those associated with the defense of the existing or any future stockholder litigation) in connection with this transaction exceed $650,000, the amount of such excess will be deducted from the aggregate purchase price on a dollar for dollar basis, provided that the purchase price shall not be less than $11.00 per share.

     Timing:  The parties will promptly prepare and execute definitive
     ------
documentation, and will begin immediately the preparation of the various filings and public disclosure documents which will be required in order to comply with applicable federal and state securities laws.

     Notwithstanding anything to the contrary herein, this term sheet is not intended to be and does not constitute a legally binding obligation of any of the parties, except for the provisions titled "Price," "Options," "Standstill Provisions," "Option Out," "Additional Covenants" (paragraphs 1 through 6) and "Expenses," all of which are intended to be binding on the parties, and all of the other terms remain subject to the negotiation and execution of definitive agreements of merger with the Company and with the Partnership, as well as other ancillary documents to accomplish the objective described above.

     The parties hereby acknowledge, by their signatures below, their mutual agreement to the above terms.

     Dated: April 13, 2001              G & L REALTY CORP.

                                        By:  /s/ John H. Rauch
                                             -----------------------------
                                                 JOHN H. RAUCH
                                         Senior Vice President, Operations


                                            /s/ Daniel M. Gottlieb
                                            ------------------------------
                                                DANIEL M. GOTTLIEB,
                                                   individually


                                            /s/ Steven D. Lebowitz
                                            ------------------------------
                                               STEVEN D. LEBOWITZ,
                                                   individually